As filed with the Securities and Exchange Commission on August 30, 1994
                     Registration Statement No. 33-_________.
   ______________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                            ____________________
                                 FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                            ____________________
                                MASTEC, INC.
           (Exact Name of Registrant as Specified in Its Charter)
            Delaware                              59-1259279
(State or Other Jurisdiction of                (I.R.S. Employer
Incorporation or Organization)                  Identification No.)
8600 N.W. 36th Street
Miami, Florida                                      33166
(Address of Principal Executive Offices)         (Zip Code)
                            ____________________

                              THE MASTEC, INC.
                       401(K) RETIREMENT SAVINGS PLAN
                          (Full Title of the Plan)
                            ____________________

             Carlos A. Valdes, Senior Vice President - Finance
                                MasTec, Inc.
                           8600 N.W. 36th Street
                            Miami, Florida 33166
                               (305) 599-1800
         (Name, Address and Telephone Number of Agent for Service)
                            ____________________
                                  COPY TO:
                          Darryl B. Deaktor, Esq.
                                White & Case
                        200 South Biscayne Boulevard
                         Miami, Florida 33131-2352
                               (305) 371-2700

                      CALCULATION OF REGISTRATION FEE

   Title of    Amount to be   Proposed    Proposed     Amount of
  securities    registered    maximum     maximum     registration
     to be                    offering   aggregate         fee
  registered                 price per    offering
                             share (1)     price
 Common                (2)
 Stock, $.10    500,000      $8.3125    $4,156,250    $1,433.08
 par value

(1) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated pursuant to Rule 4 Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock as reported on the NASDAQ/National Market System on August 30, 1994.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                   PART II
                        INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 0-3797) and the Plan pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

          1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1993;

          2. The Plan's Annual Report on Form 11-K for the year ended December 31, 1993;

          3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994;

          4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994;

          5.   The Registrant's Report on Form 8-K dated March 18, 1994;

          6.   The Registrant's Report on Form 8-K dated July 6, 1994; and

          7. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed on June 20, 1969 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents and reports subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports.

Item 4.   Description of Securities.

          Not applicable; the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law ("DGCL"), the Certificate of Incorporation of the Registrant ("Certificate") provides that a director of the Registrant will have no personal liability to the Registrant or its stockholders for monetary damages arising from a breach or alleged breach of a director's fiduciary duty except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisition or redemption of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision of the Certificate is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

     The  Certificate  and  the  By-Laws of the Registrant provide that the
Registrant will, to the full extent available under the DGCL and in a manner permitted by such law, indemnify any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company. In addition, the Certificate permits indemnification to the full extent under the DGCL of an employee, agent, or an individual serving at the request of the Registrant as a director, officer, employee or agent of, or participant in, another corporation, partnership, joint venture, trust or other enterprise. Section 145 of the DGCL authorizes the Registrant to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with the Registrant, provided that such person acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the Registrant in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The right to indemnification is not exclusive of any other rights to which any person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and continues as to a person who has ceased to be such director, officer, employee, agent or participant and inures to the benefit of the heirs, executors and administrators of such person.

     The Registrant maintains a directors and officers liability insurance policy which insures such persons against liability for certain acts and omissions while acting in their capacity as directors and officers of the Registrant.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

     4(a) Amended  and  Restated  Certificate  of  Incorporation  of  the
          Registrant.

     4(b) By-Laws of the Registrant, as amended.

     5    Opinion of White & Case re:  legality.

       23(a)   Consent of Price Waterhouse, dated August 30, 1994.

       23(b)   Consent of Viciana and Shafer, dated August 30, 1994.

       23(c)   Consent of E.F. Alvarez & Company, dated August 30, 1994.

       23(d) Consent of White & Case (included in its opinion filed as Exhibit 5 to this Registration Statement).

     The Company undertakes that it has submitted the Plan, and will submit the recent amendments and any future amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.   Undertakings.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State Florida, on this 30th day of August, 1994.

                              MASTEC, INC.



                              By:  /s/ Jorge Mas
                                   __________________
                              Name:  Jorge Mas
                              Title: President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 30, 1994.

        Signatures                        Title




/s/ Jorge L. Mas              Chairman of the Board
________________________
(Jorge L. Mas)


/s/ Jorge Mas                 President, Chief Executive
________________________      Officer and Director
(Jorge Mas)


/s/ Carlos A. Valdes          Senior Vice President -
_______________________       Finance (Principal Financial
Carlos A. Valdes               Officer)


/s/ Carmen M. Sabater         Comptroller (Principal
_______________________       Accounting Officer)
Carmen M. Sabater


/s/ Eliot C. Abbott           Director
_______________________
(Eliot C. Abbott)


/s Samuel C. Hathorn,Jr.      Director
_______________________
(Samuel C. Hathorn)


/s/ Arthur B. Laffer          Director
_______________________
(Arthur B. Laffer)


/s/ William A. Morse          Director
________________________
(William A. Morse)

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on August 30, 1994.

                              THE MASTEC, INC. 401(k) RETIREMENT SAVINGS
                              PLAN


                              By: /s/ Jose Rodriguez
                                  _______________________
                                 Jose Rodriguez

                                 EXHIBIT INDEX


Exhibit No.                                                             Page No.

     4(a) Amended and Restated Certificate of Incorporation
          of the Registrant.                                               10

     4(b) By-Laws of the Registrant, as amended.                           17

     5    Opinion of White & Case, counsel to the Registrant.              28

       23(a)   Consent of Price Waterhouse, dated August 30, 1994.         29

       23(b)   Consent of Viciana and Shafer, dated August 30, 1994.       30

       23(c)   Consent of E.F. Alvarez & Company, dated August 30, 1994.   31

       23(d)   Consent of White & Case (included in its opinion filed
          as Exhibit 5 to this Registration Statement).

                          AMENDED AND RESTATED

                      CERTIFICATE OF INCORPORATION

                                   OF

                              MasTec, Inc.
                       (f/k/a Burnup & Sims Inc.)


                              INTRODUCTION

          This Amended and Restated Certificate of Incorporation was proposed by the directors, and duly adopted by the stockholders, of Mastec, Inc. (the "Corporation") in accordance with Section 245 of the General Corporation Law of Delaware. The Corporation was originally incorporated under the name Burnup & Sims Inc. and its original Certificate of Incorporation was filed on July 26, 1968, with the Secretary of State of Delaware.


                                ARTICLE 8
                           Name of Corporation

          The name of the Corporation is MasTec, Inc.


                                ARTICLE 9

                   Registered Agent, Registered Office

          The name of the registered agent of the Corporation is The Corporation Trust Company and the registered office of the Corporation in the State of Delaware is located at:

               Corporation Trust Center
               1209 Orange Street
               Wilmington, Delaware  19801


                               ARTICLE 10
                       General Nature of Business

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                               ARTICLE 11
                              Capital Stock

          The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares, of which Fifty Million (50,000,000) shares of a par value of Ten Cents ($.10) per share, amounting in the aggregate to Five Million Dollars ($5,000,000), shall be common stock ("Common Stock"), and Five Million (5,000,000) shares, of the par value of One Dollar ($1.00) per share, amounting in the aggregate to Five Million Dollars ($5,000,000), shall be preferred stock ("Preferred Stock").

                              Common Stock

          a. Each share of Common Stock shall have one vote and, except as provided in this Article IV or by resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or as otherwise provided by applicable law, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

                   b. Subject to applicable law and the preferences of the Preferred Stock, dividends may be paid on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

          c. The Board of Directors may retire any and all shares of Common Stock that are issued but are not outstanding, including shares of Common Stock purchased or otherwise reacquired by the Corporation, and may reduce the capital of the Corporation in connection with the retirement of such shares in the manner provided for under the General Corporation Law of Delaware.

          d. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of the Preferred Stock shall be entitled, to share in the remaining net assets of the Corporation on a pro-rata basis based on the number of shares of Common Stock held by such holder and the total number of shares of Common Stock then outstanding.

                             Preferred Stock

          e. Authority is hereby expressly granted to the Board of Directors to authorize the issuance from time to time of one or more series of Preferred Stock and, with respect to each such series, to fix by resolution or resolutions of the Board of Directors providing for the issuance of such series:

               (i) The number of shares of Preferred Stock which shall comprise such series and the distinctive designation thereof;

               (ii) The dividend rate or rates (which may be contingent upon the happening of certain events) on the shares of such series, the date or dates, if any, from which dividends shall accumulate, and the dates on which dividends, if declared, shall be payable;

               (iii) Whether or not the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any retirement or sinking fund and with respect to shares otherwise redeemed;

               (iv) The amount which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary;

               (v) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

               (vi) Whether or not the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

               (vii)     The voting powers, if any, of such series; and

               (viii) Any other designation, power, preference, right, qualification, limitation and restriction thereof as the Board of Directors may determine to be in the best interests of the Corporation.

                                 General

          f. Subject to the provisions of law, the Corporation may issue shares of its Common Stock or Preferred Stock, from time to time, for such consideration (not less than the par value or stated value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject as aforesaid. Shares so issued, for which the consideration has been paid or delivered to the Corporation, shall be deemed fully-paid stock, and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

          g. No holder of shares of stock of the Corporation of any class now or hereafter authorized shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into or evidencing the right to purchase stock of any class whatsoever, whether the stock be of the same class as may be held by such stockholder, whether now or hereafter authorized, or whether issued for cash or otherwise.

                               ARTICLE 12
                         Management of Business

          The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          a. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws.

          b. Election of directors need not be by ballot unless the By-Laws so provide.

          c. The Board of Directors shall have power to adopt, amend or repeal the By-Laws of the Corporation.


                               ARTICLE 13
                   Approval of Mergers, Consolidations
                and Certain Other Corporate Transactions

          a. Except as hereinafter set forth, the affirmative vote or consent of the holders of 80% of all shares of stock of the Corporation entitled to vote at an election of directors, considered for the purposes of this Article VI as one class, shall be required (i) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation, or (ii) to authorize any sale or lease of all or any substantial part of the property and assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any property and assets (except property and assets having an aggregate fair market value of less than $1,000,000) of, any other corporation, person or other entity, if, in either case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors considered for the purposes of this Article VI as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

          b. For the purposes of this Article VI, (i) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (x) which it has the right to acquire pursuant to any agreement or arrangement, or upon exercise of conversion rights, warrants or options, or otherwise or (y) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (x) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities

Exchange Act of 1934 as in effect on June 1, 1970, and (ii) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses (x) and (y) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

          c. The Board of Directors shall have the power and duty to determine for the purposes of this Article VI, on the basis of information known to the Corporation, whether (i) such other corporation, person or other entity beneficially owns more than 10% of the outstanding shares of stock of the Corporation entitled to vote at an election of directors, (ii) a corporation, person, or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the property and assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $1,000,000 and
(iv) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for the purposes of this Article VI.

          d. The provisions of this Article VI shall not be applicable to (i) any merger or consolidation of the Corporation with or into any other corporation, or any sale or lease of all or any substantial part of the property and assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any property and assets of, any corporation if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction prior to the time that such other corporation shall have become a holder of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors or (ii) any merger or consolidation of the Corporation with, or any sale or lease to the Corporation or any subsidiary thereof of any of the property and assets of any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in the elections of directors is owned of record or beneficially by the Corporation and/or any one or more of its subsidiaries.



                               ARTICLE 14
                         Liability of Directors

          No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which such director derives an improper personal benefit.

                                ARTICLE 15
                                Indemnity

     The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in the manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation.
The Corporation may indemnify, to the full extent it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of, or participant in, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, agent or participant and shall inure to the benefit of the heirs, executors and administrators of such a person.

                               ARTICLE 16
                                Insurance

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of, or participant in, another corporation, partnership, joint venture, trust and other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Article VIII or otherwise.

                               ARTICLE 17
                                Amendment

          a. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are subject to this reservation.

          b. Notwithstanding any other provision of this Certificate of Incorporation or the By-laws of the Corporation (and in addition to any other vote that may be required by statute, stock exchange regulations, this Certificate of Incorporation or the By-laws of the Corporation), the vote of the holders of 80% of all shares of stock of the Corporation entitled to vote at an election of directors (considered for this purpose as one class) shall be required to amend, alter, change, or repeal Section 1 of Article II of the By-laws of the Corporation, or Article VI or this Paragraph 2 of Article X of this Amended and Restated Certificate of Incorporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal the 11th day of March, 1994.



Attest:

/s/  Nancy J. Damon              /s/ Jorge Mas
_______________________       _____________________________
Secretary                      President

                                 BY-LAWS

                                   OF

                            BURNUP & SIMS INC.


                               ARTICLE 18

                              STOCKHOLDERS


          Section a. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held, either within or without the State of Delaware on the fourth Tuesday in August of each year, or on such other date as the Board of Directors may determine, and at such place and at such time as the Board of Directors may determine. The annual meeting of stockholders shall be held for the election of directors of the Corporation and for any other proper business as may properly come before the meeting.

         Section b. Special Meeting. Special Meetings of the stockholders may be called by the Board of Directors or by the President, and shall be called by the President or by the Secretary upon the written request of the holders of record of at least twenty-five per cent (25%) of the shares of stock of the Corporation, issued and outstanding and entitled to vote, at such times and at such place either within or without the State of Delaware as may be stated in the call or in a waiver of notice thereof.

          Section c. Notice of Meetings. Notice of the time, place and purpose of every meeting of stockholders shall be delivered personally or mailed not less than ten days nor more than fifty days previous thereto to each stockholder of record entitled to vote, at his post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these By-Laws. Any meeting may be held without notice if all stockholders entitled to vote are present in person or by proxy, or if notice is waived in writing, either before or after the meeting, by those not present.

          Section d. Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these By-Laws, constitute a quorum at all meetings of the stockholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

         Section e. Organization of Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board, if there be one, or if he is not present, by the President, or if he is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his/her absence an Assistant Secretary, shall act as Secretary of the meeting, if present. Section f. Voting. At each meeting of stockholders, except as otherwise provided by statute or the Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his name on the records of the Corporation. Elections of directors shall be determined by a plurality of the votes cast thereat and, except as otherwise provided by statute, the Certificate of Incorporation, or these By-Laws, all other action shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be in writing and signed by the stockholder or by his duly authorized attorney.

          At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the stockholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the stockholders for their consideration at a meeting, any stockholder entitled to vote may, on any question, demand a vote by ballot.

          A complete list of the stockholders entitled to vote at each such meeting, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section g. Inspectors of Election. The Board of Directors in advance of any meeting of stockholders may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of the meeting may, and on the request of any stockholder entitled to vote shall, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

          Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by the holders of record of all of the shares of the stock of the Corporation, issued and outstanding and entitled to vote.

                               ARTICLE 19

                                DIRECTORS

          Section a. Number, Quorum, Term, Vacancies, Removal. The Board of Directors of the Corporation shall consist of seven persons. The number of directors may be changed by a resolution passed by a majority of the whole Board or by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote.

          A majority of the members of the Board of Directors then holding office (but not less than one-third of the total number of directors nor less than two directors) shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

          The Board of Directors shall be divided into three classes which shall be denominated Class I, Class II and Class III, respectively, and whose members shall be as nearly equal in number as may be possible, to serve for the following terms and until their successors shall have been elected and shall have been qualified and unless sooner displaced or removed: Class I, to be initially comprised of two Directors and initially to serve from July 28, 1970 until the Annual Meeting of the Company's Stockholders in 1971; Class II to be initially comprised of two Directors and initially to serve from July 28, 1970 until the Annual Meeting of the Company's Stockholders in 1972; and Class III, to be initially comprised of three Directors and initially to serve from July 28, 1970 until the Annual Meeting of the Company's Stockholders in 1973. Thereafter, at each subsequent Annual Meeting of Stockholders the successors to the Class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting.

          Notwithstanding the foregoing, whenever the holders of any series of Series Preferred Stock shall be entitled, voting separately as a Class, to elect Directors, the terms of all Directors elected by such holders shall expire at the next succeeding Annual Meeting of Stockholders.

          Whenever any vacancy shall have occurred in the Board of Directors by reason of death, resignation, or otherwise, other than removal of a Director without cause by a vote of the stockholders, it shall be filled by a majority of the remaining directors, though less than a quorum (except as otherwise provided by law), or by the stockholders, and the person so chosen shall hold office until the next annual election and until his successor is duly elected and has qualified.

          Any one or more of the Directors of the Corporation may be removed with or without cause at any time by the affirmative vote or consent of the holders of four-fifths (4/5ths) of all classes of stock of the Corporation entitled to vote in elections of Directors, considered for purposes of this paragraph as one class, and thereupon the term of the Director or Directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled by a vote of the stockholders as provided in these By-Laws; provided, however, that the Board of Directors by majority vote of the entire Board shall have the power to remove for cause any director from the Board of Directors. As used in this paragraph, "entire Board" means the total number of directorships then fixed. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

          Section b. Meetings, Notice. Meetings of the Board of Directors shall be held at such place either within or without the State of Delaware, as may from time to time be fixed by resolution of the Board, or as may be specified in the call or in a waiver of notice thereof. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of two directors, the Chairman of the Board, if one be elected, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present.

          Section c. Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, designate from among its members one or more committees which shall consist of two or more directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

          Section d. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent or consents thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the board or committee.

          Section e. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or of any committee of the Board; in addition the Board of Directors shall also have power, in its discretion to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.


                               ARTICLE 20

                                OFFICERS

          Section a. Title and Election. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders shall be a President, a Treasurer and a Secretary. The Board of Directors from time to time may elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

          Section b. Terms of Office. The officers shall hold office until their successors are chosen and qualify.

          Section c. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

          Section d. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section e. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

          Section f. Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          Section g. President. The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman, shall preside at all meetings of the Board of Directors, and of the stockholders. He shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation; he shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          Section h. Vice Presidents. If chosen, the Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, or the President shall direct.

          Section i. Secretary. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of proceedings in a book to be kept for that purpose. He/She shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

          Section j. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He/She shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

          Section k. Duties of Officers May be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

                                ARTICLE 21

                             INDEMNIFICATION

          Section a. Actions by Others. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or an officer of the Corporation and (2) except as otherwise required by Section 3 of this Article, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

          Section b. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been or adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          Section c. Successful Defense. To the extent that a person who is or was a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section d.  Specific Authorization.  Any indemnification under
Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable; or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

          Section e. Advance of Expenses. Expenses incurred by any person who may have a right of indemnification under this Article in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceedings authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article.

          Section f. Right of Indemnity Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section g. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, Section 145 of the General Corporation Law of the State of Delaware or otherwise.

          Section h. Invalidity of Any Provisions of this Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

                               ARTICLE 22

                              CAPITAL STOCK

          Section a. Certificates. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile signature. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures' shall have been used thereon had not ceased to be such officer or officers' shall have been used thereon.

          Section b. Transfer. The shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

          Section c. Record Dates. The Board of Directors may fix in advance a date, not less than ten nor more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such distribution or allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

          Section d. Lost Certificates. In the event that any certificates of stock are lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

                               ARTICLE 23

                           CHECKS, NOTES, ETC.

          Section a. Checks, Notes, Etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the President or any Vice President and may also be signed by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

                               ARTICLE 24

                        MISCELLANEOUS PROVISIONS

          Section a. Offices. The registered office of the Corporation shall be located at the office of the United States Corporation Company, in the City of Dover, County of Kent, in the State of Delaware and said corporation shall be the registered agent of this Corporation in charge thereof. The Corporation may have other offices either within or without the State of Delaware at such places as shall be determined from time to time by the Board of Directors or the business of the Corporation may require.

          Section b. Fiscal Year. The fiscal and operating year of the Corporation shall commence on May 1 and end on April 30 in each year. Section c. Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation, and the year and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.

          Section d. Books. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of Delaware, correct books and records of account of all its business and transactions, minutes of the proceedings of its stockholders, Board of Directors and committees, and the stock book, containing the names and addresses of the stockholders, the number of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine.

          Section e. Voting of Stock. Unless otherwise specifically authorized by the Board of Directors, all stock owned by the Corporation, other than stock of the Corporation, shall be voted, in person or by proxy, by the President or any Vice President of the Corporation on behalf of the Corporation.

          Section 6. Nonapplicability of Section 607.109 of the Florida General Corporation Act. All of the provisions of Section 607.109 of the Florida General Corporation Act (including, without limitation, the provisions of Section 607.109(5) and 607.109(11), if applicable, do not apply to control-share acquisitions of shares of the Corporation.


                               ARTICLE 25

                               AMENDMENTS

          Section a. Amendments. The vote of the holders of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, shall be necessary at any meeting of stockholders to amend or repeal these By-Laws or to adopt new by-laws. These By-Laws may also be amended or repealed, or new by-laws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the entire Board; provided that any by-law adopted by the Board may be amended or repealed by the stockholders in the manner set
forth above.   Any proposal to amend or repeal these By-Laws or to adopt
new by-laws shall be stated in the notice of the meeting of the Board of Directors or the stockholders, or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of record of all of the shares of stock of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.

                                                               Exhibit 5



                                                         August 30, 1994


MasTec, Inc.
8600 N.W. 36th Street
Miami, FL  33166

Dear Sirs:

We are familiar with the proceedings taken and proposed to be taken by MasTec, Inc., a Delaware corporation (the "Company"), and The Mastec, Inc. 401(k) Retirement Savings Plan (the "Plan") in connection with the registration pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 500,000 shares of its Common Stock, $.10 par value, to be issued pursuant to The MasTec, Inc. 401(k) Retirement Savings Plan (the "Shares").

We have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinion expressed herein.

Based on the foregoing, it is our opinion that the Shares have been duly authorized for issuance by the Company and, when issued and paid for as described in the Plan, will be validly issued, fully paid and nonassessable shares of the common stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      /s/ White & Case
                                      _______________________

                                                           Exhibit 23(a)



                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 22, 1994 appearing on page 22 of MasTec, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.

                                      Price Waterhouse LLP
                                      Miami, Florida
                                      August 30, 1994

                                                           Exhibit 23(b)



                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The MasTec, Inc. 401(K) Retirement Savings Plan our report dated June 15, 1993 relating to the financial statements of Church & Tower of Florida, Inc. and Church & Tower, Inc., which is included in the Annual Report on Form 10-K of MasTec, Inc. for the year ended December 31, 1993.

                                  VICIANA AND SHAFER
                                  Coral Gables, Florida
                                  August 30, 1994

                                                           Exhibit 23(c)


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The MasTec, Inc. 401(K) Retirement Savings Plan our report dated March 15, 1993 relating to the financial statements of 9001 Joint Venture, which is included in the Annual Report on Form 10-K of MasTec, Inc. for the year ended December 31, 1993.

E.F. ALVAREZ & COMPANY
Miami, Florida
August 30, 1994